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                                                                     EXHIBIT 1.1



                                                                  EXECUTION COPY

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                          VALASSIS COMMUNICATIONS, INC.


                                  $100,000,000


                           6 5/8% Senior Notes due 2009


                               Purchase Agreement


                                 January 7, 1999


                            BEAR, STEARNS & CO. INC.

                      WASSERSTEIN PERELLA SECURITIES, INC.






















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                          VALASSIS COMMUNICATIONS, INC.


                                  $100,000,000


                           6 5/8% Senior Notes due 2009


                               PURCHASE AGREEMENT


                                                                 January 7, 1999
                                                              New York, New York


BEAR, STEARNS & CO. INC.
WASSERSTEIN PERELLA SECURITIES, INC.
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167


Ladies & Gentlemen:

         Valassis Communications, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to Bear, Stearns & Co. Inc. and Wasserstein Perella Securities, Inc. (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS") $100,000,000 in aggregate principal amount of its 6 5/8% Senior Notes due 2009 (the "SERIES A NOTES"), subject to the terms and conditions set forth herein. The Series A Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated the Closing Date (as defined herein), between the Company and The Bank of New York, as trustee (the "TRUSTEE"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture.

1. Issuance of Securities. The Company proposes, upon the terms and subject to the conditions set forth herein, to issue and sell to the Initial Purchasers an aggregate of $100,000,000 in principal amount of Series A Notes. The Series A Notes and the Exchange Notes (as defined herein) issuable in exchange therefor are collectively referred to herein as the "NOTES."

         Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Series A Notes shall bear the following legend:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR
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                  THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH
                  IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER: REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS
                  NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI")), AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (i) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
                  (ii) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (iii) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT (iv) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (v) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (vi) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (vii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED




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                  HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND
                  "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

         2. Offering. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Act. The Company has prepared a preliminary offering memorandum, dated December 30, 1998 (the "PRELIMINARY OFFERING MEMORANDUM"), and a final offering memorandum, dated January 7, 1999 (the "OFFERING MEMORANDUM"), relating to the Company and the Series A Notes.

         The Initial Purchasers have advised the Company, that the Initial Purchasers will make offers (the "EXEMPT RESALES") of the Series A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS"). The QIBs are referred to herein as the "ELIGIBLE PURCHASERS." The Initial Purchasers will offer the Series A Notes to such Eligible Purchasers initially at a price equal to 99.652% of the principal amount thereof. Such price may be changed at any time without notice.

         Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to the Company's 6 5/8% Senior Notes due 2009 (the "EXCHANGE NOTES") to be offered in exchange for the Series A Notes (the "EXCHANGE OFFER") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes, and to use its reasonable efforts to cause such Registration Statements to be declared effective and to consummate the Exchange Offer. This Agreement, the Notes, the Indenture and the Registration Rights Agreement are hereinafter referred to collectively as the "OPERATIVE DOCUMENTS."

         3. Purchase, Sale and Delivery. (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, the principal amounts of Series A Notes set forth opposite the name of such Initial Purchaser on Exhibit A. The purchase price for the Series A Notes will be $990.02 per $1,000 principal amount. The Company shall not be obligated to deliver any of the Series A Notes, except upon payment for all of the Series A Notes to be purchased as provided herein.



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         (b) Delivery of the Series A Notes shall be made, against payment of the purchase price therefor, at the offices of Latham & Watkins, New York, New York or such other location as may be mutually acceptable. Such delivery and payment shall be made at 9:00 a.m., New York City time, on January 12, 1999 or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "CLOSING DATE."

         (c) On the Closing Date, one or more Series A Notes in definitive global form, registered in the name of Cede & Co., as nominee of The Depository Trust Company, ("DTC"), having an aggregate amount corresponding to the aggregate principal amount of the Series A Notes (the "GLOBAL NOTE") sold pursuant to Exempt Resales to Eligible Purchasers shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of same day funds, to an account designated by the Company, provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfer. The Global Note shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

      4. Agreements of the Company. The Company covenants and agrees with the Initial Purchasers as follows:

         (a) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulators authority and (ii) of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum or the Offering Memorandum untrue or that requires the making of any additions to or changes in the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, including all documents incorporated therein by reference, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

         (c) Prior to making any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum, the Company shall furnish a copy thereof to the



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Initial Purchasers and counsel to the Initial Purchasers and will not effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by reasonable notice to the Company after a reasonable period of review, which shall not in Tany case be longer than five business days after receipt of such copy.

         (d) If, at any time prior to the completion of the distribution of the Series A Notes by the Initial Purchasers, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of counsel for the Company or counsel for the Initial Purchasers, it becomes necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum in order to make the statements therein, in the light of the circumstances when such Offering Memorandum is delivered to an Eligible Purchaser, not misleading, or if it is necessary or advisable to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum to comply with applicable law, (i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or the Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or the Offering Memorandum will comply with applicable law.

         (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers in connection with the qualification or registration of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may reasonably request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, other than as to matters and transactions relating to the Preliminary Offering Memorandum, the Offering Memorandum or Exempt Resales, in any jurisdiction where it is not now so subject.

         (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to the performance of the obligations of the Company hereunder, including in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements) and all amendments and supplements thereto required pursuant hereto, (ii) the preparation (including, without limitation, duplication costs) and delivery of all agreements, correspondence and all other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Series A Notes to the Initial Purchasers, (iv) the qualification or registration of the Series A Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the cost of printing and mailing a preliminary and final Blue Sky Memorandum and the reasonable fees and disbursements of counsel for the Initial Purchasers relating thereto), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and



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accountants, (viii) all fees and expenses (including fees and expenses of counsel) of the Company in connection with the approval of the Series A Notes by DTC for "book-entry" transfer, (ix) rating the Series A Notes by rating agencies, (x) the reasonable fees and expenses of the Trustee and its counsel,
(xi) the performance by the Company of its other obligations under this Agreement and the other Operative Documents and (xii) "roadshow" travel and other expenses incurred in connection with the marketing and sale of the Notes.

         (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

         (h) Not to voluntarily claim, and to resist actively any attempts to claim the benefit of any usury laws against the holders of any Notes.

         (i) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to use its reasonable efforts to satisfy all conditions precedent on their part to the delivery of the Series A Notes.

         (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Series A Notes or to take any other action that would result in the Exempt Resales not being exempt from registration under the Act.


         (k) For so long as any of the Series A Notes remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), to make available to any holder or beneficial owner of Series A Notes in connection with any sale thereof and any prospective purchaser of such Series A Notes from such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

         (l) To use its reasonable efforts to obtain approval of the Series A Notes by DTC for "book-entry" transfer.

         (m) During a period of five years following the Closing Date, to deliver without charge to the Initial Purchasers, as they may reasonably request, promptly upon their becoming available, copies of (i) all reports or other publicly available information that the Company shall mail or otherwise make available to its securityholders and (ii) all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange and such other publicly available information concerning the Company or any of its subsidiaries, including without limitation, press releases.

         (n) Prior to the Closing Date, to furnish to the Initial Purchasers, as soon as they have been prepared in the ordinary course by the Company, copies of any unaudited interim financial statements for any period subsequent to the periods covered by the financial statements appearing or incorporated by reference in the Offering Memorandum.



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         (o) Not to take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Notes. Except as permitted by the Act, the Company will not distribute any (i) preliminary offering memorandum, including, without limitation, the Preliminary Offering Memorandum, (ii) offering memorandum, including, without limitation, the Offering Memorandum, or (iii) other offering material in connection with the offering and sale of the Notes.

         5. Representations and Warranties. (a) The Company represents and warrants to the Initial Purchasers that:

                         (i) The Preliminary Offering Memorandum as of its date
                  does not, and the Offering Memorandum as of its date and as of the Closing Date does not and will not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

                         (ii) (A) The documents incorporated by reference in the
                  Offering Memorandum, when they became effective or were filed with the Commission, as the case may be, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) the documents incorporated by reference in the Offering Memorandum when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act; and (C) any further documents so filed and incorporated by reference in the Offering Memorandum or any further amendment or supplement hereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act.

                         (iii) The Company (A) has been duly incorporated and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware, (B) has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties, and
                  (C) is duly qualified and is in good standing as a foreign corporation, authorized to do business in each jurisdiction in which the nature of its business or its ownership or

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                  leasing of property requires such qualification, except, in each such case, where the failure to be so qualified could not reasonably be expected to (x) result, individually or in the aggregate, in a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), or affairs of the Company, taken as a whole, (y) materially interfere with or adversely affect the issuance or marketability of the Notes or (z) in any material manner draw into question the validity of this Agreement or any other Operative Document or the transactions described in the Offering Memorandum under the caption "Use of Proceeds" (any of the events set forth in clauses (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").


                         (iv) The subsidiaries of the Company, considered in the
                  aggregate as a single subsidiary, do not constitute a "significant subsidiary" as defined in rule 1-02 of Regulation S-X under the Act.

                         (v) When the Series A Notes are issued and delivered
                  pursuant to this Agreement, no Series A Note will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange, registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                         (vi) The Company has all requisite corporate power and
                  authority to execute, deliver and perform its obligations under this Agreement and each of the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes.

                         (vii) This Agreement has been duly and validly
                  authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Initial Purchasers, is the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, (a) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and (b) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws.

                         (viii) The Indenture has been duly and validly
                  authorized by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, when duly executed and delivered by the Company, will be the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the



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                  rules and regulations of the Commission applicable to an
                  indenture which is qualified thereunder.

                         (ix) The Registration Rights Agreement has been duly
                  and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms (assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Initial Purchasers), (a) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and (b) the enforceability of indemnification and contribution provisions may be limited by Federal and state securities laws and the policies underlying such laws.

                         (x) The Series A Notes have been duly and validly
                  authorized by the Company for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), (a) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and (b) the waiver contained in Section 515 of the Indenture may be deemed unenforceable.


                         (xi) The Exchange Notes have been duly and validly
                  authorized for issuance by the Company and, when issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, will be the legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), (a) subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and (b) the waiver contained in Section 515 of the Indenture may be deemed unenforceable.

                         (xii) Each of the Company and its subsidiaries is not
                  and, after giving effect to the Offering, will not be, (A) in violation of its charter or bylaws, (B) in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, which singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect or
                  (C) in violation of any local, state, federal or foreign law, statute, ordinance, rule, regulation, requirement, judgment or court decree (including, without limitation, environmental laws, statutes, ordinances, rules, regulations, judgments or court decrees) applicable to it or any of its assets or properties (whether owned or


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                  leased), which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, there exists no condition that, with notice, the passage of time or otherwise, would constitute a default under any such document or instrument, except, in the cases of clauses (B) and (C) above, for such defaults that individually or in the aggregate could not be reasonably expected to result in a Material Adverse Effect.

                         (xiii) None of (A) the execution, delivery or
                  performance by the Company of this Agreement or any of the other Operative Documents to which it is a party, (B) the issuance and sale of the Notes and (C) consummation by the Company of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or will violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of any indebtedness of the Company or any of its subsidiaries pursuant to, (1) the charter or bylaws of the Company or any of its subsidiaries, (2) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (3) any statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their assets or properties or (4) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties, except, in the case of clauses (2), (3) and
                  (4), such breaches, violations or defaults that individually or in the aggregate could not be reasonably expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, (A) any court or governmental agency, body or administrative agency or (B) any other person is required for (1) the execution, delivery and performance by the Company of this Agreement or any of the other Operative Documents to which it is a party or (2) the issuance and sale of the Notes and the transactions contemplated hereby and thereby, except such as have been or will be obtained and made on or prior to the Closing Date (or, in the case of the Registration Rights Agreement, will be obtained and made under the Act, the Trust Indenture Act, and state securities or Blue Sky laws and regulations).

                         (xiv) There is (A) no action, suit, investigation or
                  proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best knowledge of the Company, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries, is or may be subject,
                  (B) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (C) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (A), (B) and (C) above, could reasonably be expected to have a Material Adverse Effect.

                         (xv) No action has been taken and no statute, rule,
                  regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Notes or prevents or suspends the use of the Offering Memorandum; no Injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or prevents or suspends the sale of the Notes in any jurisdiction referred to in Section 4(e) hereof; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

                         (xvi) None of the Company or any of its subsidiaries
                  has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"), which violation could reasonably be expected to have a Material Adverse Effect.

                         (xvii) Each of the Company and its subsidiaries has
                  such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its businesses, except where the failure to have such permits could not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and, except as described in the Offering Memorandum, such permits contain no restrictions that are materially burdensome to the Company or such subsidiary, as the case may be.


                         (xviii) The Company has (A) initiated a review and
                  assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company or any of its subsidiaries (or suppliers, vendors and customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after January 1, 2000), (B) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis and (C) to date, has implemented that plan in accordance with that timetable. Based on the foregoing, the Company believes that all computer applications (including those of the Company's suppliers, vendors and customers) that are material to its or any of its subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                         (xix) None of the Company or any of its subsidiaries is
                  an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                         (xx) There are no holders of securities of the Company
                  or any of its subsidiaries who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, have the right to request or demand that the Company or any of its subsidiaries register under the Act or analogous foreign laws and regulations securities held by them other than pursuant to the Registration Right Agreement.

                         (xxi) None of the Company or any of its subsidiaries
                  has (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Notes or (B) since the date of the Preliminary Offering Memorandum (1) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Notes or (2) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries.

                         (xxii) To the Company's knowledge, the accountants who
                  have certified or will certify the financial statements included or to be included as part of, or incorporated by reference into, the Offering Memorandum are independent accountants as required by the Act. The historical financial statements, together with related schedules and notes thereto, comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Act and present fairly in all material respects the financial position and results of operations of the Company and its subsidiaries at the dates and for the periods indicated. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented.

                         (xxiii) No registration under the Act of the Series A
                  Notes is required for the sale of the Series A Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming (A) that the purchasers who buy the Series A Notes in the Exempt Resales are Eligible Purchasers and (B) the accuracy of the Initial Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Initial Purchasers and the Exempt Resales contained herein. No form of general solicitation or general advertising (as defined in Regulation D under the Act) was used by the Company or any of its representatives (other than the Initial Purchasers, as to which the Company makes no representation or warranty) in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Notes have been issued and sold by the Company or any of its subsidiaries within the six-month period immediately prior to the date hereof.

                         (xxiv) The execution and delivery of this Agreement,
                  the other Operative Documents and the sale of the Series A Notes to be purchased by Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by Eligible Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

                         (xxv) Since the respective dates as of which
                  information is given in the Offering Memorandum, (i) there has not been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, and (ii) none of the Company or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company, and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                         (xxvi) Each of the Preliminary Offering Memorandum and
                  the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

                         (xxvii) Prior to the effectiveness of any Registration
                  Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

                         (xxviii) None of the execution, delivery and
                  performance of this Agreement, the issuance and sale of the Notes, the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby as set forth in the Offering Memorandum, will violate Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

         The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and counsel for the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

         (b) Each of the Initial Purchasers, severally and not Jointly, represents, warrants and covenants to the Company and agrees that:

                         (i) Such Initial Purchaser is a QIB, with such
                  knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

                         (ii) Such Initial Purchaser (A) is not acquiring the
                  Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A.

                         (iii) No form of general solicitation or general
                  advertising (within the meaning of Regulation D under the Act) has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                         (iv) Such Initial Purchaser agrees that, in connection
                  with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, Eligible Purchasers. Such Initial Purchaser further acknowledges and agrees that such Eligible Purchasers shall acknowledge and agree that (A) such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person whom the seller reasonably believes is a QIB purchasing for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (II) in an offshore transaction (as defined in Rule 902 under the Act) meeting the requirements of Rule 904 under the Act, (III) in a transaction meeting the requirements of Rule 144 under the Act, (IV) to an Accredited Investor that, prior to such transfer, furnishes the Trustee a signed letter containing certain representations and agreements relating to the registration of transfer of such Series A Notes and an opinion of counsel acceptable to the Company that such transfer is in compliance with the Act or (V) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company or any of its subsidiaries or (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (B) it will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (A) above.

         The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel for the Company and counsel for the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

         6. Indemnification.

         (a) The Company agrees to indemnify and hold harmless (i) the Initial Purchasers, (ii) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, (iii) each affiliate of the Initial Purchasers, and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person or affiliate to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (in each case, including the documents incorporated by reference therein), or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement; provided further, however, that with respect to any such untrue statement or omission made in the Preliminary Offering Memorandum, the indemnity agreement in this Section 6(a) shall not inure to the benefit of the Initial Purchaser from whom the person asserting any such loss, liability, claim, damage or expense purchased the Notes concerned if, to the extent that such sale was an initial sale by such Initial Purchaser and any such loss, liability, claim, damage or expense of such Initial Purchaser is a result of the fact that both (A) a copy of the Offering, Memorandum was not sent or given to such person, and (B) the untrue statement or omission in the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of noncompliance by the Company with Section 4(b).

(b) The Initial Purchasers agree to indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein; provided, however, that (i) in no case shall the Initial Purchasers be liable or responsible for any amount in excess of the amount by which the total price at which the Series A Notes purchased by them and sold in Exempt Resales, as set forth on the cover page of the Offering Memorandum, exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay pursuant to this Section 6 and (ii) each Initial Purchaser shall indemnify the Company only with respect to the information such Initial Purchaser provides to the Company. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may otherwise have). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any necessary local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent, but if settled with such written consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are subject matter of such proceeding.

         7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 hereof is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchasers, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and the Initial Purchasers may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 6 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as
(i) the total proceeds from the offering of Series A Notes (net of discounts but before deducting expenses) received by the Company and (ii) the discounts and commissions received by the Initial Purchasers, respectively, in each case as set forth in the Offering Memorandum. The relative fault of the Company, on the one hand, and of the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall the Initial Purchasers be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Series A Notes purchased by the Initial Purchasers pursuant to this Agreement exceeds the amount of any damages which the Initial Purchasers have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, (A) each person, if any, who controls the Initial Purchasers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, (B) each affiliate of the Initial Purchasers and (C) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers or any controlling person or affiliate shall have the same rights to contribution as the Initial Purchasers, and (A) each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent was not unreasonably withheld. The Initial Purchasers' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective principal amount of Series A Notes purchased by each of the Initial Purchasers hereunder and not joint.

         8. Conditions of Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase and pay for the Series A Notes, as provided herein, shall be subject to the satisfaction of the following conditions:

         (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

         (b) The Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers not later than 10:00 a.m., New York City time, on the day following the date of this Agreement or at such later date and time as to which the Initial Purchasers may agree, and no stop order suspending the qualification or exemption from qualification of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

         (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Series A Notes; except as set forth in the Offering Memorandum, no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and no stop order shall have been issued preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or which could reasonably be expected to have a Material Adverse Effect.

         (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company or any of its subsidiaries from that set forth in the Offering Memorandum, and (ii) none of the Company or any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet or notes thereto in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet or notes thereto included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have occurred any material adverse change, or any development that is reasonably likely to result in a material adverse change, in the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

         (e) The Initial Purchasers shall have received a certificate, dated the Closing Date, signed on behalf of the Company by (i) the chief executive officer and (ii) the chief financial officer of the Company, in form and substance reasonably satisfactory to the Initial Purchasers, confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8 and that, as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed.

         (f) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of McDermott, Will & Emery, counsel for the Company, to the effect set forth in Exhibit B hereto.

         (g) The Initial Purchasers shall have received on the Closing Date an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers, of Barry P. Hoffman, general counsel for the Company, to the effect set forth in Exhibit C hereto.

         (h) At the time this Agreement is executed and at the Closing Date, the Initial Purchasers shall have received from Deloitte & Touche LLP, independent public accountants, dated as of the date of this Agreement and as of the Closing Date, a customary comfort letter addressed to the Initial Purchasers and in form and substance reasonably satisfactory to the Initial Purchasers and counsel for the Initial Purchasers with respect to the financial statements and certain financial information of the Company and its subsidiaries contained in the Offering Memorandum and/or incorporated therein by reference.

         (i) The Initial Purchasers shall have received an opinion, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers, of Latham & Watkins, counsel for the Initial Purchasers, covering such matters as are customarily covered in such opinions.

         (j) Latham & Watkins shall have been furnished with such documents, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this
Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

         (k) Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers such further information, certificates and documents as the Initial Purchasers may reasonably request.

         (l) The Company and the Trustee shall have entered into the Indenture and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

         (m) The Company and the Initial Purchasers shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received counterparts, conformed as executed, thereof.

         (n) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Company or any securities of the Company (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of the Company or any securities of the Company by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

         (o) All opinions, certificates, letters and other documents required by this Section 8 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers. The Company shall furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request.

         9. Initial Purchasers' Information. Each of the Company and the Initial Purchasers acknowledge that the statements with respect to the offering of the Series A Notes set forth in the Offering Memorandum in the information in the "Plan of Distribution" and the "Notice to Investors" stating that the Initial Purchasers have advised the Company (a) as to whom resales will be made and (b) as to market making activities constitutes the only information furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum.

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Initial Purchasers and the Company contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers, any controlling person thereof, or by or on behalf of the Company, or any controlling person thereof, and shall survive delivery of and payment for the Series A Notes to and by the Initial Purchasers. The representations contained in Section 5 and the agreements contained in Sections 4(f), 6, 7 and 11(d) shall survive the termination of this Agreement, including any termination pursuant to Section 11.

         11. Effective Date of Agreement; Termination.

             (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.

             (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers' part to the Company if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform in any material respect any agreement on its part to be performed hereunder, (ii) any other condition to the obligations of the Initial Purchasers hereunder as provided in Section 8 is not fulfilled when and as required in any material respect, (iii) in the reasonable judgment of the Initial Purchasers, any material adverse change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, assets, liabilities, net worth, results of operations or cash flows of the Company and its subsidiaries, taken as a whole, other than as set forth in the Offering Memorandum, or (iv)(A) any domestic or international event, act or occurrence has materially disrupted, or in the opinion of the Initial Purchasers will in the immediate future materially disrupt, the market for the Company's securities or for securities in general; or (B) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been required, on such exchange or the Nasdaq National Market, or by such exchange or other regulatory body or governmental authority having jurisdiction; or (C) a banking moratorium shall have been declared by federal or state authorities, or a moratorium in foreign exchange trading by major international banks or persons shall have been declared; or (D) there is an outbreak or escalation of armed hostilities involving the United States (other than an outbreak or escalation of armed hostilities with Iraq) on or after the date hereof, or if there has been a declaration by the United States of a national emergency or war, the effect of which shall be, in the Initial Purchasers' judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Memorandum; or (E) there shall have been such a material adverse change in general economic or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in the Initial Purchasers' judgment, makes it inadvisable or impracticable to proceed with the delivery of the Series A Notes as contemplated hereby.

             (c) Any notice of termination pursuant to this Section 11 shall be by telephone or facsimile and, in either case, confirmed in writing by letter.

             (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to clause (iv) of Section 11(b), in which case each party will be responsible for its own expenses), or if the sale of the Series A Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company shall reimburse the Initial Purchasers for all out-of-pocket expenses (including the reasonable fees and expenses of the Initial Purchasers' counsel), incurred by the Initial Purchasers in connection herewith.

             (e) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse to purchase the Series A Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Series A Notes set forth opposite its name in Exhibit A bears to the aggregate principal amount of the Series A Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as Bear, Stearns & Co. Inc. ("BEAR STEARNS") may specify, to purchase the Series A Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Series A Notes which any Initial Purchaser has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such principal amount of the Series A Notes without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Series A Notes and the aggregate principal amount of the Series A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Series A Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such the Series A Notes are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either Bear Stearns or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

             12. Notice. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Corporate Finance Department, telecopy number: (212) 272-8296, with a copy to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attention: Marc D. Jaffe, telecopy number: (212) 751-4864, and if sent to the Company, shall be mailed, delivered, telecopied and confirmed in writing or sent by a nationally recognized overnight courier service guaranteeing delivery on the next business day to Valassis Communications, Inc., 19975 Victor Parkway, Livonia, Michigan 48152, Attention:
Chief Financial Officer, telecopy number: (734) 462-2513, with a copy to McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York 10020-1605,
Attention: Amy Leder, telecopy number: (212) 547-5444.

             13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers and the Company and the controlling persons and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Series A Notes from the Initial Purchasers.

             14. Construction. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. TIME IS OF THE ESSENCE IN THIS AGREEMENT.

             15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.

             16. Counterparts. This Agreement may be executed in various counterparts which together shall constitute one and the same instrument.

                           [Signature page to follow]

         If the foregoing correctly sets forth the understanding among the Initial Purchasers and the Company please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                Very truly yours,

                                VALASSIS COMMUNICATIONS, INC.


                                By: /s/ Barry P. Hoffman
                                    -------------------------------
                                    Name:  Barry P. Hoffman, Esq.
                                    Title: Secretary


Accepted and agreed to as of
the date first above written:

BEAR, STEARNS & CO. INC.


By: /s/ Robert Bicknese
-------------------------------
     Name:  Robert Bicknese
     Title: Senior Managing Director


WASSERSTEIN PERELLA SECURITIES, INC.


By: /s/ James C. Kingsbery
-------------------------------
     Name:  James C. Kingsbery
     Title: Treasurer

                                    EXHIBIT A


                               Initial Purchasers


Initial Purchaser                                                                   Principal Amount of Notes
-------------------------------------------------------------------------------     --------------------------
Bear, Stearns & Co. Inc.........................................................           $80,000,000
Wasserstein Perella Securities, Inc.............................................           $20,000,000
                                                                                    --------------------------
         Total..................................................................          $100,000,000
--------------------------------------------------------------------------------


                                    EXHIBIT B


                   Form of Opinion of McDermott, Will & Emery


                      [MCDERMOTT, WILL & EMERY LETTERHEAD]


                                                             January _____, 1999


Bear, Stearns & Co. Inc.
Wasserstein Perella Securities, Inc.
c/o Bear, Stearns & Co., Inc.
245 Park Avenue
New York, New York  10167


                  Re:      Valassis Communications, Inc.
                           6 5/8 % Senior Notes due 2009


Dear Ladies and Gentlemen:

         We have acted as special counsel to Valassis Communications, Inc., a Delaware corporation (the "Company"), in- connection with the (i) offer and sale of $100,000,000 in aggregate principal amount of 6 5/8% Senior Notes due 2009 (the "Notes") pursuant to the Purchase Agreement, dated January 7, 1999 (the "Purchase Agreement"), among the Company and Bear, Stearns & Co. Inc. and Wasserstein Perella Securities, Inc. (the "Initial Purchasers"), (ii) the execution and delivery by the Company of the Indenture, dated January _, 1999 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), relating to the Notes; and (iii) the execution and delivery by the Company of the Registration Rights Agreement, dated January __, 1999, between the Company and the Initial Purchasers (the "Registration Rights Agreement" and, together with the Purchase Agreement and the Indenture, the "Transaction Documents").

         This opinion is being delivered to you pursuant to Section 8(f) of the Purchase Agreement. All capitalized terms used and not defined herein have the same respective meanings herein as set forth in the Purchase Agreement.

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

             i. the Preliminary Offering Memorandum, dated December 30, 1998, relating to the Notes (the "Preliminary Offering Memorandum");

             ii. the Final Offering Memorandum, dated January _, 1999, relating to the Notes (the "Final Offering Memorandum" and together with the Preliminary Offering Memorandum, the "Offering Memorandum");

             iii. the Purchase Agreement;

             iv. the Indenture;

             v. the Registration Rights Agreement;

             vi. a certified copy of the resolutions of the Board of Directors of the Company adopted in connection with the transactions contemplated by the Transaction Documents;

             vii. a certificate of the Secretary of the Company;

             viii. a certificate of the Secretary of State of Delaware as to the good standing of the Company in such jurisdiction;

             ix. a certified copy of the Restated Certificate of Incorporation of the Company, as amended through the date hereof;

             x. a certified copy of the By-laws of the Company;

             xi. a certificate of the Secretaries of State of Michigan, California, Connecticut, Georgia, Illinois, Kansas, Minnesota and North Carolina as to the qualification and good standing of the Company in such jurisdictions;

             xii. the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1998 and the Company's current report on Form 8-K dated June 4, 1998 (the "Incorporated by Reference Documents"); and

             xiii. such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

         In our examination we have assumed the genuineness of all signatures including indorsements, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. Our opinion with respect to the validity, binding effect and enforceability of any document or agreement is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). In addition, we express no opinion as to the enforceability of indemnification and contribution provisions which may be limited by Federal and state securities laws and the policies underlying such laws (including any rule or regulation promulgated thereunder) or the waiver contained in Section 515 of the Indenture which may be deemed unenforceable.

         As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations and certificates of the Company and its officers and other representatives and of public officials, including the facts set forth in the certificates mentioned above.

         Members of our firm are admitted to the Bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

         Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         17. The Company (a) is duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, (b) has all requisite corporate power and authority to carry on its business as described in the Offering Memorandum and to own, lease and operate its properties, and (c) based solely on the certificates described in clause (xi) above, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Exhibit A hereto.

         18. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions contemplated thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Notes.

         19. The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company.

         20. The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

         21. The Indenture has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against it in accordance with its terms.

         22. The Series A Notes have been duly and validly authorized and executed by the Company for issuance and sale to the Initial Purchasers pursuant to the Purchase Agreement, and, when authenticated in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement, the Series A Notes will be the valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture.

         23. The Exchange Notes have been duly and validly authorized for issuance by the Company, and, when issued and authenticated in accordance with the terms of the Registration Rights Agreement and the Indenture, the Exchange Notes will be the valid and binding obligations of the Company, enforceable against it in accordance with their terms and entitled to the benefits of the Indenture.

         24. The statements under the captions "Description of Notes," "Notice to Investors" and "Plan of Distribution" in the Offering Memorandum, insofar as such statements relate to statements of law or summaries of documents referred to therein or of legal conclusions, have been reviewed by us and such statements of law and summaries of documents are accurate in all material respects.

         25. To the best of our knowledge, the Company is not (a) in violation of its charter or bylaws or (b) in default in the performance of any material agreement filed as an exhibit to any filing made by the Company to the Securities Exchange Commission, which, in the case of clause (b), singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         26. None of (a) the execution, delivery or performance by the Company of the Transaction Documents, (b) the issuance and sale of the Notes and (c) the consummation by the Company of the transactions described in the Offering Memorandum under the caption "Use of Proceeds," violates, conflicts with or constitutes a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default under), or requires consent under, or results in the imposition of a lien or encumbrance on any properties of the Company, or an acceleration of any indebtedness of the Company pursuant to, (i) the charter or bylaws of the Company, (ii) any material agreement filed as an exhibit to any filing made by the Company to the Securities Exchange Commission (iii) any statute, rule or regulation applicable to the Company or any of its assets or properties which in our experience is normally applicable to the Transaction Documents, other than federal and state securities laws as to which we express no opinion other than as specifically set forth below, or (iv) to the best of our knowledge, any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company or any of its assets or properties. With respect to the opinion set forth in this paragraph, we express no opinion as to whether any statements or representations of the Company made in connection with the transactions contemplated by the Transaction Documents contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor do we otherwise pass on the accuracy or adequacy of any disclosure or representations, written or oral, made in connection with such transactions.

         27. Assuming compliance with applicable state securities and Blue Sky laws, as to which we express no opinion, and except for the filing of a registration statement under the Act and qualification of the Indenture under the Trust Indenture Act, or otherwise in connection with the Registration Rights Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any governmental agency or body or any court, which has not been obtained or taken and is not in full force and effect and which is, in our opinion, normally applicable to transactions of the type contemplated by the Transaction Documents, is required for the consummation of the transactions contemplated by the

Transaction Documents or in connection with the issuance and the sale of the Notes by the Company.

         28. Assuming neither the Company, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Series A Notes or any security of the same class or series as the Series A Notes or
(ii) has offered or will offer or sell the Series A Notes (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S, and assuming compliance by the Initial Purchasers with their obligations under the Purchase Agreement, the issuance and sale of the Series A Notes to the Initial Purchasers, and the offering, resale and delivery by the Initial Purchasers of the Series A Notes, in each case in the manner contemplated by the Purchase Agreement, will be exempt from the registration requirements of the Act.

         29. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act.

         30. The Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. Prior to the Exchange Offer or the effectiveness of the Shelf Registration Statement, the Indenture is not required to be qualified under the Trust Indenture Act.

         31. The Incorporated by Reference Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act (except as to financial statements and schedules and other financial and statistical data included therein or omitted therefrom as to which we express no opinion). With respect to the opinion set forth in this paragraph and without limiting the following paragraph, we express no opinion as to whether any statements or representations of the Company made in the Incorporated by Reference Documents contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, nor do we otherwise pass on the accuracy or adequacy of any disclosure made in such documents.

         In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company and the Initial Purchasers and their representatives at which the contents of the Offering Memorandum and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and have not made any independent check or verification thereof, during the course of such participation, no facts have come to our attention which led us to believe that the Offering Memorandum (in each case, including the Incorporated by Reference Documents), as of its date or the date hereof, contained an untrue statement of a material fact or omitted to state any fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements and schedules and other financial and statistical data included therein or omitted therefrom).

         Whenever a statement is qualified by "to the best of our knowledge" or a similar phrase, it is intended to indicate that solely those particular McDermott, Will & Emery attorneys who have rendered legal services in connection with the transactions described above do not have current actual knowledge of the inaccuracy of such statement. Insofar as any statement relates to litigation matters, our opinion is only as to matters handled by this firm. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the accuracy of such statements and no inference as to our knowledge concerning such statement should be drawn from the fact of our representation of the Company in other matters in which such attorneys are not involved.

         This opinion is being furnished to you solely in connection with the transactions described above and may not be relied upon by anyone other than you and by you only in connection with such transactions. The opinions set forth herein are given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

                                                     Very truly yours,

                                    EXHIBIT C


                       Form of Opinion of Barry P. Hoffman


         1. To the best of such counsel's knowledge, there is (a) no action, suit, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries, is or may be subject, (b) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body and (c) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent Jurisdiction to which the Company or any of its subsidiaries is or may be subject or to which the business, assets, or property of the Company or any of its subsidiaries is or may be subject, that, in the case of clauses (a), (b) and
(c) above, could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).